                                  Exhibit 10.1
                               Agreement Between
                    Ferro Corporation and Frank A. Carragher
                    ----------------------------------------

              Frank A. Carragher ("FAC") and Ferro Corporation ("Ferro") hereby voluntarily enter into the following Agreement:
              1. Effective March 31, 1994, FAC shall cease to hold the title of Senior Vice President, Chemicals and Polymers of Ferro, but shall remain an employee of Ferro without specified duties, until the earlier of February 4, 1997 or his death. FAC shall be retained on the payroll of Ferro through March 31, 1994 at his salary level of $19,667.00 per month. Compensation arrangements applicable after March 31, 1994 shall be as set forth in this Agreement.
              2. For the period April 1, 1994 through February 4, 1997, FAC shall be retained on the payroll and shall be paid an aggregate salary of $660,800, payable in equal installments in accordance with Ferro's salaried employee payroll practices at the time of any such payment.
              3. FAC shall be entitled to bonus participation applicable to the year 1993 in accordance with the normal functioning and operation of the bonus plan. Bonus payments will be made in accordance with the timing of payments of bonus to other executive participants in the Ferro bonus program. FAC shall not be entitled to any bonus applicable to years after 1993.
              4. FAC will make himself available to Ferro for consultation by telephone or in person at Ferro's headquarters in Cleveland, Ohio as Ferro may from time to time reasonably request. No such request by Ferro shall unreasonably interfere with new employment or other obligations or activities which FAC may undertake, nor shall it impose travel expenses upon FAC unless Ferro agrees to reimburse FAC for such expenses.

              5. FAC will not be entitled to participate in the following Ferro employee plans after March 31, 1994:
                    a.     Salary continuation plan;
                    b.     Long-term disability plan;
                    c.     Workers' compensation benefits; and
                    d.     Business travel accident insurance.
                    FAC will be entitled to participate in the following employee plans (or their successor plans) as a continuing salaried employee through February 4, 1997:
                    a.     Ferro Flex Choice Program;
                    b.     Savings and Stock Ownership Plan;
                    c.     Salaried Employees Retirement Plan;
                    d.     Supplemental Pension Agreement dated August 25,
                           1988; and
                    e.     Excess Benefits Plan.
                    FAC's continued participation in such plans is subject to the ongoing right of Ferro to modify, amend or discontinue such plans in any manner, so long as any such modification, amendment or discontinuance is one of general application, rather than one that uniquely discriminates against FAC.

                    Effective March 1, 1997, FAC shall be eligible to participate as a retiree in the Ferro Salaried Retiree Medical Program (or any successor plan), provided he follows the procedures in such plan to activate his participation. In such case, FAC's contribution to the cost of any such health and hospitalization plans that he participates in as a Ferro retiree shall be calculated based upon his actual years of service with Ferro from date of hire through February 4, 1997. If FAC dies prior to February 4, 1997, his wife shall become eligible to participate in the Ferro Salaried Retiree Medical Program or any successor plan as if she were a qualified widow of a salaried retiree.
              6. Commencing March 1, 1997, Ferro (or retirement plans sponsored by Ferro) will pay to FAC a monthly pension, for the balance of his lifetime, currently estimated at $9,270.00 per month. This amount has been determined in accordance with the assumptions and procedures set forth in Appendix I. In the event FAC predeceases his wife after pension payments hereunder have commenced, his wife shall be entitled to receive a surviving spouse's benefit as provided by the Ferro Salaried Employee Retirement Plan and Excess Benefits Plan and Supplemental Pension Agreement dated August 25, 1988. In the event FAC predeceases his wife before pension payments hereunder have commenced, his wife shall be entitled to receive, (a) for the balance of the period to February 4, 1997, those amounts which would otherwise be payable to FAC under Section 2 hereof, were it not for his death, and (b) such surviving spousal pension benefits as are provided under Ferro's qualified Salaried Employee Retirement Plan and Excess Benefits Plan as though FAC had been an active salaried employee at the time of his death (but not including Ferro's Supplemental Pension Agreement dated August 25, 1988).
              7. FAC shall be deemed to have retired as of February 4, 1997, with respect to his rights under the Ferro Stock Option Plan, and the stock option awards and agreements pursuant to such Plan shall be determined under the provisions of that Plan and those agreements, based upon termination of employment through such deemed retirement, on February 4, 1997. No new stock option awards shall be made to FAC after the date of this Agreement.

              8. FAC shall be deemed to have retired as of March 31, 1994, with respect to his rights under the Ferro Performance Share Plan, and the Performance Share Awards and Performance Share Award Agreements pursuant to such Plan shall be determined under the provisions of that Plan and those agreements, based upon termination of employment through such deemed early retirement, on March 31, 1994. No new performance share awards shall be made to FAC after the date of this Agreement.
              9. Ferro shall have no obligation to FAC on account of unused vacation, illness or personal absence, it being deemed that any such obligations are fulfilled by the terms of this Agreement.
              10. FAC may continue to use his current Ferro provided leased automobile until February 4, 1997. Ferro will insure and will reimburse FAC for maintenance and operating expenses for the vehicle in accordance with past practice through February 4, 1997 (except that if FAC accepts other employment which includes the use of an employer provided automobile, the obligation of this sentence shall cease at that time). Upon expiration of the lease, but no later than February 4, 1997, Ferro will transfer title to the automobile to FAC without additional consideration.
              11. Ferro will continue to cause to be made available to FAC, at Ferro's expense, the services of KPMG Peat Marwick with respect to tax advice and tax return preparation through February 4, 1997, as well as the preparation of FAC's 1996 and 1997 tax returns, whenever completed.
              12. FAC hereby reaffirms his obligations and commitments pursuant to that Employment Agreement between Ferro and FAC (the "Secrecy Agreement") that he signed at the time of commencement of his employment with Ferro. FAC agrees that he will not, at any time prior to February 4, 1997, without Ferro's prior written consent, accept any other employment or engage, as a proprietor, consultant, partner, or otherwise in any outside business or enterprise, which, with respect to such employment or engagement, is engaged in activities competitive with the chemicals or the polymers business of Ferro as carried on during FAC's tenure as Senior Vice President, Chemicals and Polymers of Ferro. Except as aforesaid, no other restriction or noncompetition obligations shall be imposed upon FAC and FAC shall be free to obtain employment or participate as a principal, shareholder, or partner in any other business enterprise.
              13. FAC hereby releases and discharges Ferro, its successors, subsidiaries, employees, officers, directors and representatives from all claims, liabilities, demands and causes of action, known or unknown, fixed or contingent, which he may have to claim to have against them, or any of them, (other than his rights under or described in this Agreement). This includes, but is not limited to, claims arising under Federal, state or local laws prohibiting age, sex, race or other forms of discrimination or claims arising out of any legal or equitable restrictions on Ferro's right to terminate the employment of its employees. It also includes a release of all rights under his Executive Employment Agreement with Ferro dated October 1, 1991, but only to the extent not otherwise incorporated by reference under Section 16 of this Agreement.
                    This release also includes waiver of any right FAC may have or claim to have to recovery in any lawsuit brought on his behalf by any state or Federal agency with respect to his employment termination.

              14. FAC agrees to furnish to Ferro promptly such documentation as Ferro may reasonably request for the release to Ferro of any funds held in escrow to secure Ferro's obligations to FAC under his Executive Employment Agreement with Ferro.
              15. In the event of the death of FAC prior to February 4, 1997, the payments described in Section 2 hereof shall continue to be paid to his surviving spouse and, in the event of her death prior to February 4, 1997, to FAC's estate, until completion of payment of the amounts provided for in such
Section 2.
              16. This Agreement hereby expressly incorporates by reference the provisions of Sections IV(H) (pertaining to mitigation and offset), VII (pertaining to arbitration), and VIII(A) (pertaining to successors and assigns, but as if it referred to the compensation and benefits payable under this agreement, rather than those payable under the Executive Employment Agreement), of the Executive Employment Agreement, as if such provisions were fully rewritten herein and applicable as between FAC and Ferro.
              17. For Federal, state, and local income tax reporting and withholding purposes, the payments in Sections 2 and 6 herein shall be deemed taxable and therefore reported as such in the years which the payments are made. For purposes of employment tax under Internal Revenue Code Section 3121(v)(2)(A), the payments under Section 6, to the extent subject to tax under
Section 3121, shall be deemed taxable, in full, in 1997.
              18. Except as specifically provided otherwise in this Agreement, the terms of this Agreement shall supersede any different or conflicting provisions of any other agreement between FAC and Ferro, and of any plans or policies of Ferro applicable to FAC.

                    This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed to be an original, but all of which shall collectively constitute one and the same instrument.

Date:      10/18/93                                    /s/Frank A. Carragher
      -------------------                              -----------------------------------------------------
                                                       Frank A. Carragher


Date:      10/18/93                              FERRO CORPORATION
      --------------------

                                                   By: /s/A. C. Bersticker
                                                       ------------------------------------------------------
                                                        A. C. Bersticker
                                                        President and Chief Executive
                                                          Officer

                                 APPENDIX 1                          Page 1 of 2


                               FERRO CORPORATION


                            BENEFIT CALCULATION FOR
                               FRANK A. CARRAGHER


                      (Service to Normal Retirement Date)


        A.    50% of Regular Compensation
                 Benefit (service to 12/31/93)                              $5,853.51

        B.    Additional Excess Benefit
                 (service to NRD)                                       +    1,216.75
                                                                             --------

        C.    50% of Regular Compensation
                 Benefit (with service to NRD)                              $7,070.26

        D.    Short Service Plan Benefit                                +    2,200.19 *
                                                                             --------

        E.    Total Benefit (Sum of C and D)                                $9,270.45

        F.    Value of (B)                                                  $157,738  **

        G.    Value of (D)                                                  $256,722  **




              *Payable beginning at age 65 and continuing for as long as the participant lives, but no less than 120 months

              **These amounts were calculated as of January 1, 1994, using UP1984 mortality with no setback, 4.25% immediate and 4.00% deferred interest rate assumptions

                                                                     Page 2 of 2
                       FERRO CORPORATION RETIREMENT PLAN

                            BENEFIT CALCULATION FOR
                               FRANK A. CARRAGHER

BASIC DATA:
     SOCIAL SECURITY NUMBER                                                                       ###-##-####
     EMPLOYEE NUMBER                                                                                     2184
     LOCATION NUMBER                                                                                       95
     DATE OF BIRTH                                                                                   02/04/32
     LAST HIRE DATE                                                                                  03/12/79
     CREDITED SERVICE FROM                                                                           03/12/79
     DATE OF TERMINATION                                                                             02/04/97
     BENEFIT COMMENCEMENT DATE                                                                       03/01/97
     NORMAL RETIREMENT DATE                                                                          02/04/97
     CREDITED BENEFIT SERVICE AT DOT                                                                 17.91667

REGULAR COMPENSATION (INCLUDING                                                        1989        224,735.00
     EST. INCENTIVE COMPENSATION)                                                      1990        241,881.00
                                                                                       1991        295,175.84
                                                                                       1992        398,157.92
                                                                            (PROJ)     1993        330,400.00

BENEFIT CALCULATION:
A.   AVERAGE MONTHLY COMPENSATION                                                        =         $24,839.16

B.   50% OF AVERAGE COMPENSATION                                                         =         $12,419.58

C.   50% OF SOCIAL SECURITY PIA BENEFIT OF                                  $1,162
     BASED ON ACTUAL SALARY HISTORY                                                      =            $581.00
                                                                                                   ----------
D.   GROSS BENEFIT (B MINUS C)                                                           =         $11,838.58

E.   SERVICE FRACTION:  SERVICE (MAX 30) / 30                                            =           0.597222

F.   50% OF REGULAR COMPENSATION BENEFIT (D TIMES E)                                     =          $7,070.26

G.   42% OF AVERAGE COMPENSATION                                                         =         $10,432.45

H.   LESS SOCIAL SECURITY PIA BENEFIT                                                    =           1,162.00
                                                                                                   ----------
I.   TOTAL OF QUALIFIED, EXCESS, & SHORT
     SERVICE PLAN BENEFITS (G MINUS H)                                                   =          $9,270.45

ESTIMATES - 1997 SOCIAL SECURITY BENEFIT IS UNAVAILABLE

                    BASIC                               PERFORMANCE                                 CORPORATE
             COMPENSATION                                    SHARES                                 INCENTIVE
89                152,004                                    29,363                                    43,368
90                164,004                                    65,331                                    12,546
91                190,000                                    85,777                                    19,399
92                215,000                                   136,138                                    47,020
93                236,000                                         0                                    94,400

                         __________________________________________
                         WILLIAM M. MERCER, INC.
                         10/18/93